Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	M. Keith Waddell
Vice Chairman, President and
Chief Financial Officer
(650) 234-6000

ROBERT HALF INTERNATIONAL INC. REPORTS RECORD REVENUES AND EARNINGS FOR THE FOURTH QUARTER OF 2006

MENLO PARK, California, January 25, 2007 -- Robert Half International Inc. (NYSE symbol: RHI) today reported record revenues and earnings for the fourth quarter ended December 31, 2006.

For the quarter ended December 31, 2006, net income was $75.4 million or $.45 per share, on revenues of $1.1 billion. Net income for the prior year’s fourth quarter was $64.6 million or $.37 per share, on revenues of $884.8 million.

For the year ended December 31, 2006, net income was $283.2 million or $1.65 per share, on revenues of $4.0 billion. For the year ended December 31, 2005, net income was $237.9 million or $1.36 per share, on revenues of $3.3 billion.

“We were pleased with our financial results for the fourth quarter of 2006 and the full year,” said Harold M. Messmer, Jr., chairman and CEO of Robert Half International Inc. “We crossed the $4 billion mark in annual revenues for the first time in our company’s history.

“Fourth-quarter revenues were up 20 percent from the prior year, and income per share rose 21 percent from one year ago,” Messmer said. “All of our staffing divisions and Protiviti experienced double-digit revenue growth on a year-over-year basis during the fourth quarter.”

Robert Half International management will conduct a conference call today at 5 p.m. EST following the release. The dial-in number is 1-800-896-8445 (+1-785-830-1916 outside the United States) and the passcode is “Robert Half International.” A taped recording of this call will be available for replay beginning at approximately 8 p.m. EST today and ending at 8 p.m. EST on February 1. The dial-in number for the replay is 1-800-688-9459 (+1-402-220-1373 outside the United States). The conference call also will be archived in audio format on the company’s website at www.rhi.com.

Founded in 1948, Robert Half International Inc. is the world’s first and largest specialized staffing firm. RHI is a recognized leader in professional consulting and staffing services and is the parent company of Protiviti® (www.protiviti.com), a leading independent internal audit and risk consulting firm. The company’s specialized staffing divisions include Accountemps®, Robert Half® Finance & Accounting and Robert Half® Management Resources, for temporary, full-time and project professionals, respectively, in the fields of accounting and finance; OfficeTeam®, for highly skilled temporary administrative support personnel; Robert Half® Technology, for information technology professionals; Robert Half® Legal, for legal personnel; and The Creative Group®, for advertising, marketing and web design professionals. The company has staffing and consulting operations in more than 400 locations worldwide.

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect the company’s future operating results or financial positions. These statements may be identified by words such as “estimate”, “forecast”, “project”, “plan”, “intend”, “believe”, “expect”, “anticipate”, or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

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These risks and uncertainties include, but are not limited to, the following: changes in levels of unemployment and other economic conditions in the United States or foreign countries where the company does business, or in particular regions or industries; reduction in the supply of candidates for temporary employment or the company’s ability to attract candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the company’s services, on the company’s ability to maintain its margins; the possibility of the company incurring liability for its activities, including the activities of its temporary employees, or for events impacting its temporary employees on clients’ premises; the possibility that adverse publicity could impact the company’s ability to attract and retain clients and candidates; the success of the company in attracting, training, and retaining qualified management personnel and other staff employees; whether governments will impose additional regulations or licensing requirements on personnel services businesses in particular or on employer/employee relationships in general; whether there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; and litigation relating to prior or current transactions or activities, including litigation that may be disclosed from time to time in the company’s SEC filings.

Additionally, with respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; there can be no assurance that there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; failure to produce projected revenues could adversely affect financial results; and there is the possibility of involvement in litigation relating to prior or current transactions or activities.

Because long-term contracts are not a significant part of the company’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The company undertakes no obligation to update information contained in this release.

A copy of this press release is available at www.rhi.com.

ATTACHED:	Summary of Operations

Supplemental Financial Information

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUMMARY OF OPERATIONS

(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)

Net service revenues	$1,060,234	$884,765	$4,013,546	$3,338,439
Direct costs of services	609,184	517,841	2,319,293	1,965,390

Gross margin	451,050	366,924	1,694,253	1,373,049
Selling, general and administrative expenses	331,565	263,657	1,243,952	991,488
Amortization of intangible assets	246	94	851	335
Interest income	(4,252)	(3,800)	(16,752)	(10,948)

Income before income taxes	123,491	106,973	466,202	392,174
Provision for income taxes	48,118	42,364	183,024	154,304

Net income	$75,373	$64,609	$283,178	$237,870

Diluted net income per share	$.45	$.37	$1.65	$1.36

Shares:
Basic	163,695	166,965	166,003	167,664
Diluted	168,846	174,582	171,712	174,382

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
REVENUES:
Accountemps	$389,265	$324,387	$1,485,105	$1,230,247
OfficeTeam	201,410	179,103	776,425	679,698
Robert Half Technology	94,409	81,534	358,480	302,225
Robert Half Management Resources	136,294	111,062	513,876	428,041
Robert Half Finance & Accounting	86,751	60,551	336,250	219,234
Protiviti	152,105	128,128	543,410	478,994

Total	$1,060,234	$884,765	$4,013,546	$3,338,439

GROSS MARGIN:
Temporary and consultant staffing	$305,325	$257,923	$1,158,887	$963,333
Permanent placement staffing	86,751	60,551	336,250	219,234
Risk consulting and internal audit services	58,974	48,450	199,116	190,482

Total	$451,050	$366,924	$1,694,253	$1,373,049

OPERATING INCOME:
Temporary and consultant staffing	$82,465	$72,635	$314,754	$250,161
Permanent placement staffing	16,717	10,303	74,757	44,602
Risk consulting and internal audit services	20,303	20,329	60,790	86,798

Total	$119,485	$103,267	$450,301	$381,561

SELECTED CASH FLOW INFORMATION:
Amortization of intangible assets	$246	$94	$851	$335
Stock options expense	$3,780	$—	$17,628	$—
Depreciation expense	$15,264	$13,555	$60,234	$50,994
Capital expenditures	$16,309	$20,745	$80,446	$61,751
Open market repurchases of common stock (shares)	819	914	7,892	7,645

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	December 31,
	2006	2005
	(Unaudited)
SELECTED BALANCE SHEET INFORMATION:
Cash and cash equivalents	$447,479	$458,358
Accounts receivable, less allowances	$531,824	$451,260
Total assets	$1,459,021	$1,318,686
Current liabilities	$402,740	$336,701
Notes payable and other indebtedness, less current portion	$3,831	$2,698
Total stockholders’ equity	$1,042,671	$970,873

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